Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY

ATLANTA
BALTIMORE
WILMINGTON
MIAMI
BOCA RATON
PITTSBURGH
NEWARK
LAS VEGAS
CHERRY HILL
LAKE TAHOE
MYANMAR
OMAN

A GCC REPRESENTATIVE OFFICE
OF DUANE MORRIS

MEXICO CITY
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October 23, 2020

Paramount Gold Nevada Corp. 665 Anderson Street Winnemucca, Nevada 89445
Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Paramount Gold Nevada Corp., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration by the Company of an aggregate of up to $25,000,000 of the following securities:

(i)            shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)          shares of one or more series of the Company’s preferred stock (the “Preferred Stock”);

(iii)          depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(iv)           one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a third party to be identified therein as trustee (a form of which is included as Exhibit 4.3 to the Registration Statement) and one or more board resolution, supplement thereto or officer’s certificate thereunder

Duane Morris llp A Delaware limited liability partnershipGREGORY R. HAWORTH, RESIDENT PARTNER one riverfront plaza, 1037 raymond blvd., SUITE 1800 PHONE: +1 973 424 2000 FAX: +1 973 424 2001 NEWARK, NJ 07102-5429

Paramount Gold Nevada Corp.

(such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”);

(v)            warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (individually or collectively, the “Warrants”); and/or

(vi)	units of the Company consisting of one or more of the securities described above (the “Units”).

We collectively refer to the Common Stock, the Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units in the Registration Statement and any Prospectus Supplement as the “Securities.” The Company is registering the Securities for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. the Registration Statement;

2. the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Nevada on April 10, 2015, as presently in effect (the “Company’s Certificate of Incorporation”);

3. the Amended and Restated Bylaws of the Company in the form filed with the Commission on May 22, 2015, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

4. Resolutions of the Board of Directors of the Company adopted by unanimous consent on May 5, 2020, authorizing and approving the Registration Statement, the registration of the Securities for issuance and sale by the Company, and matters related thereto.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the statements contained in the Registration Statement, have not performed or had performed any independent research of public records and have assumed that certificates of or other

Paramount Gold Nevada Corp.

comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

As used herein with respect to any opinion or statement, the phrase “to our knowledge,” “known to us” or “of which we are aware,” or any other phrase of similar meaning, limits the opinion or statement it qualifies to the current conscious awareness by lawyers in the Primary Lawyer Group of factual matters or other information such lawyers recognize as being relevant to the opinion or statement so qualified.  “Primary Lawyer Group” means any lawyer currently in this firm who (i) signs this opinion on behalf of the firm or (ii) actively renders legal services in connection with negotiating, documenting or reviewing the transactions contemplated by the Registration Statement.  In connection with delivering this opinion, the lawyers in the Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers currently or formerly practicing law with this firm or any review of files maintained by this firm.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a Prospectus Supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law (including (A) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’s Certificate of Incorporation and other relevant documents; (v) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the Applicable Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; (vi) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement; and (vii) there has not occurred any change in law or further action by the Company’s Board of Directors, in any case affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Paramount Gold Nevada Corp.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock registered pursuant to the Registration Statement, when certificates representing such shares of Common Stock have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon exercise, conversion or exchange of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Common Stock, and any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, then such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Company’s Bylaws and the Nevada Revised Statutes (a “Certificate”) and the filing of the Certificate with the Nevada Secretary of State, has been duly authorized by appropriate corporate action of the company’s Board of Directors and, if required, the stockholders of the Company, and certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security of the Company, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company’s Board of Directors, for the consideration approved by the Company’s Board of Directors (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Depositary Shares registered pursuant to the Registration Statement, when a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company, the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, then the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to Debt Securities registered pursuant to the Registration Statement, when the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of

Paramount Gold Nevada Corp.

the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to any Warrants registered pursuant to the Registration Statement, when a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly executed and delivered by the Company and each other party thereto, the terms of the Warrants have been established in accordance with the Warrant Agreement, and the Warrants have been duly executed, delivered and issued in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, then such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.With respect to any Units registered pursuant to the Registration Statement, when a unit agreement relating to the Units (the “Unit Agreement”) has been duly executed and delivered by the Company and each other party thereto, the terms of the Units have been duly established in accordance with the Unit Agreement, and certificates representing the Units have been duly executed and delivered in accordance with the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, then such Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are limited to (i) the Nevada Revised Statutes, (ii) with respect to Debt Securities, the laws of the State of New York and (iii) those laws of the State of New York, the State of Nevada and those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”).  No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America, the State of New York or the State of Nevada other than the Applicable Laws or (ii) any jurisdiction other than the United States of America, the State of New York and the State of Nevada, whether in any such case applicable directly or through the Applicable Laws.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Paramount Gold Nevada Corp.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Duane Morris LLP

Duane Morris LLP